EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Number 333-190697 on Form S-8 of Processa Pharmaceuticals, Inc. of our report, dated April 16, 2018, relating to our audits of the consolidated financial statements as of and for the years ended December 31, 2017 and 2016 appearing in this Annual Report on Form 10-K of Processa Pharmaceuticals, Inc.

Owings Mills, MD
April 16, 2018